Exhibit 10.2
Stock Transfer Agreement

Party A	The Information of the Transferor	Party B	The Information of the Transferee
Name of the Companies	Shandong Zhouyuan Seed and Nursery Co., Ltd. Trading Symbol: SZSN.OB	Transferee	Jing Luo
Source of the Stock	Original issue	The ID No. of the Transferee	51011319640902082x
Mailing Address	238 Jiandong East St., Laizhou City, Shandong Province	Mailing Address	16 Tongzilin North St., Building 6, Unit 2 No. 3, Wuhou District, Chengdu City
Phone No. of Securities Department	0535-2212279	Zip Code and Phone No.	610041 15902845785
Transfer Price (in Renminbi)	100,000	The quantity of the shares transferred (capitalized)	1,000,000 shares of common stock

I.	The Announcement of the parties:

1)	Party A guarantees Party B that all the certificates and materials are real and valid.
2)	Party B guarantees the legality of the capital used to purchase the stocks.
3)	Party B abides related laws, rules, and regulations, and is willing to be bound by all the terms of this agreement.
4)	Party B understands the risks involved in stock investment, and is willing to bear the investment risks associated with the purchase of stocks.
5)	The board of directors permitted the issuance of SZSN.OB stocks not subject to adjustment in the amount of 1,000,000 shares of common stock.

II.	Rights and Obligations:

1)	Party A issues 1,000,000 shares of common stock in SZSN.OB stocks not subject to adjustment and transfers them to Party B.
2)	B agrees to purchase 1,000,000 shares of common stock in SZSN.OB not subject to adjustment from Party A.
3)
Party A guarantees that the issuance procedure will be completed within 30 workdays after this agreement is executed., Party B shall pay Party A Renminbi100,000 after the shares of common stock are issued and deposited the payment in Party A’s account in Univest Securities, Inc. Party A guarantees that the 1,000,000 shares of common stock issued to Party B complies to the laws and regulations of SEC and has been duly filed with SEC, that the official website of SEC will record the name of Party B, and that the stocks will subject to US laws and regulations.

4)
Party A guarantees that in the event of a reverse stock split, Party A will issue additional shares to Party B to make up for the reduction in the number of 1,000,000 shares issued pursuant to this agreement as a result of the reverse stock split, and issue such additional shares within 15 days of the reverse stock split.

5)	This agreement is enclosed in duplicate, and is valid upon execution (seal).

Party A: Shandong Zhouyuan Seed and Nursery Co., Ltd.	Party B: Luo Jing
Representative: Wang Zhigang	Representative: Luo Jing
/s/ Wang Zhigang	/s/ Luo Jing
Signature and seal	Signature and seal

Certification signature and seal

The terms of this agreement shall be true and accurate, and the writing shall be legible. Any alterations or erasures shall invalidate this agreement.

January 12, 2009